Exhibit 99.1

REDWOOD MORTGAGE CORP.

BALANCE SHEET

December 31, 2019

177 Bovet Rd, Suite 520

San Mateo, CA 94401

Phone 650-365-5341             Fax 650-364-3978

REDWOOD MORTGAGE CORP.

BALANCE SHEET

December 31, 2019

CONTENTS

Page No.
Independent Auditor’s Report	1

Balance Sheet	2

Notes to the Balance Sheet	3 - 15

INDEPENDENT AUDITOR’S REPORT

Board of Directors

Redwood Mortgage Corp.

San Mateo, California

We have audited the accompanying financial statement of Redwood Mortgage Corp., which is comprised of the balance sheet as of December 31, 2019, and the related notes to the balance sheet.

Management’s Responsibility for the Financial Statements

Management is responsible for the preparation and fair presentation of this financial statement in accordance with accounting principles generally accepted in the United States of America; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of the financial statement that is free from material misstatement, whether due to fraud or error.

Auditor’s Responsibility

Our responsibility is to express an opinion on the financial statement based on our audit. We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statement is free from material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the financial statement. The procedures selected depend on the auditor’s judgment, including the assessment of the risks of material misstatement of the financial statement, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity’s preparation and fair presentation of the financial statement in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the financial statement.

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion

In our opinion, the financial statement referred to above presents fairly, in all material respects, the financial position of Redwood Mortgage Corp. as of December 31, 2019 in accordance with accounting principles generally accepted in the United States of America.

Emphasis of a Matter – COVID-19 and Liquidity

As more fully described in Notes 1 and 9 to the financial statement, Redwood Mortgage Corp. may be materially impacted by the outbreak of a novel coronavirus (COVID-19), which was declared a global pandemic by the World Health Organization in March 2020. Management’s evaluation of the events and conditions and management’s plans to mitigate these matters are also described in Note 1. Our opinion is not modified with respect to this matter.

/s/ BDO USA, LLP

San Francisco, California

April 30, 2020

REDWOOD MORTGAGE CORP.

BALANCE SHEET

December 31, 2019

Assets

2019
Cash and cash equivalents	$728,322
Receivable, from related party and related mortgage fund	116,580
Notes receivable from related parties	411,981
Advances (pre-operating) for related mortgage fund, in formation	262,414
Prepaids and other assets	98,543
Mortgage servicing rights	1,337,000
Brokerage rights, mortgage loans, net	6,349,469
Investments in related mortgage funds	256,986
Office facilities, lease asset	1,238,476
Office equipment, net	62,411
Real estate owned (REO), net	967,413

Total assets	$11,829,595

Liabilities and Stockholders’ Equity

Liabilities
Accounts payable	$43,056
Accrued payroll	192,606
Accrued repayment to related mortgage fund	10,761
Accrued liabilities, other	44,178
Office facilities, lease liability	1,313,763
Mortgage note payable	1,550,000
Loans (formation) from related mortgage funds, net	6,649,585
Deferred income taxes	409,694

Total liabilities	10,213,643

Commitments and contingencies (Note 7)

Stockholders’ equity
Common stock	4,000
Additional paid-in capital	550,152
Retained earnings	1,061,800

Total stockholders’ equity	1,615,952

Total liabilities and stockholders’ equity	$11,829,595

The accompanying notes are an integral part of this financial statement.

REDWOOD MORTGAGE CORP.

NOTES TO THE BALANCE SHEET

December 31, 2019

NOTE 1 – ORGANIZATIONAL AND GENERAL

Redwood Mortgage Corp. (RMC) is owned by Michael R. Burwell (Burwell), and trusts of which Burwell is the principal beneficiary. RMC’s articles of incorporation authorized 100,000 shares of common stock of which 1,000 shares are issued and outstanding with a stated value of $4,000.

RMC, as a real estate broker licensed with the State of California, originates, arranges and services loans with various maturities for two related mortgage funds that are externally managed by RMC. RMC is solely responsible for business affairs of the related mortgage funds, subject to the voting rights of the members or partners. From time to time RMC, from its own account, may fund loans and later assign them to the related mortgage funds or sell the loans to non-affiliates. RMC provides the personnel and services necessary to conduct business on behalf of the related mortgage funds as they have no employees of their own.

As of December 31, 2019, total assets under management by RMC in related mortgage funds was approximately $170,072,000 which consisted of mortgage loans of approximately $156,863,000, real estate owned (REO) of $3,252,000, and the balance in cash and other assets.

The related mortgage funds sponsored by RMC at December 31, 2019 are as follows.

Redwood Mortgage Investors IX (RMI IX), a Delaware Limited Liability Company.

•

RMC is the managing member. The rights, duties and powers of the members and the manager of RMI IX are governed by the Ninth Amended and Restated Limited Liability Operating Agreement of Redwood Mortgage Investors IX, LLC a Delaware Limited Liability Company (RMI IX Operating Agreement), the Delaware Limited Liability Company Act and the California Revised Uniform Limited Liability Company Act.

Redwood Mortgage Investors VIII (RMI VIII), a California Limited Partnership.

•

RMC (the manager) and Burwell are the general partners (GPs). The rights, duties and powers of the general and limited partners of RMI VIII are governed by the Sixth Amended and Restated Limited Partnership Agreement of Redwood Mortgage Investors VIII a California Limited Partnership (Partnership Agreement), and Sections 15900 et seq. of the California Corporations Code.

As of December 31, 2019, RMC had formed and was preparing to commence operations of a third related mortgage fund.

Redwood Mortgage Investors X (RMI X), a Delaware Limited Liability Company.

•

RMC is the managing member of this related mortgage fund expected to commence operations in the second quarter of 2020. The rights, duties and powers of the members and the manager of RMI X are governed by the Limited Liability Operating Agreement of Redwood Mortgage Investors X, LLC a Delaware Limited Liability Company (RMI X Operating Agreement), the Delaware Limited Liability Company Act and the California Revised Uniform Limited Liability Company Act.

The above entities were organized by RMC for the purpose of acquiring and investing in mortgage loans secured by California real estate. An investor in the related mortgage funds elects to receive periodic cash distributions of earnings or to have the earnings retained (for RMI VIII and RMI X) or reinvested (for RMI IX) in the investor’s capital account.

•	Publicly offered related mortgage funds

RMC has sponsored four publicly offered funds. In addition to RMI IX and RMI VIII, RMC has sponsored Redwood Mortgage Investors VII, a California Limited Partnership (RMI VII) and Redwood Mortgage Investors VI, a California Limited Partnership (RMI VI). RMI VII and RMI VI were deregistered in 2011 with the SEC as permitted by regulation based on the dollar amount of assets and the number of investors. The final distribution to the partners and the dissolution of the partnerships were completed in 2016.

REDWOOD MORTGAGE CORP.

NOTES TO THE BALANCE SHEET

December 31, 2019

	Registration Effective	Registration Expired/Ended	Amount Offered	Amount Sold	Fund Status
RMI IX(1)	October 2009	May 2019	$140,000,000	$91,687,000	Ongoing
RMI VIII(2)	February 1993	November 2008	300,000,000	299,813,000	Ongoing
RMI VII	October 1989	September 1992	12,000,000	11,998,000	Dissolved (2016)
RMI VI	September 1987	September 1989	12,000,000	9,773,000	Dissolved (2016)

(1)

As of April 30, 2019, the offering of units to new members closed. An S-3 registration became effective in May 2019 to continue the Distribution Reinvestment Plan offered to members of record as of April 30, 2019. The S-3 expires on May 9, 2022, unless extended.

(2)

RMI VIII’s amount offered was comprised of six offerings. The first offering for $15,000,000 commenced in February 1993 and terminated in October 1996. The sixth and last offering for $100,000,000 commenced in August 2005 and terminated in November 2008.

•	Privately offered mortgage programs

RMC had sponsored six privately offered funds: Redwood Mortgage Investors V (RMI V), Redwood Mortgage Investors IV (RMI IV), Redwood Mortgage Investors III (RMI III), Redwood Mortgage Investors II (RMI II), Redwood Mortgage Investors (RMI) and Corporate Mortgage Investors (CMI). These offerings commenced between 1978 and 1986, and were dissolved between 2005 and 2016. All privately offered mortgage programs were California Limited Partnerships.

•	COVID-19 and Liquidity

In March 2020, the World Health Organization declared a new strain of coronavirus (COVID-19) outbreak as a pandemic. The COVID-19 pandemic is adversely affecting the global, US, and California economies – including unprecedented sudden increases in unemployment rates and disruptions to businesses –and has caused significant disruption to the financial and real estate markets. While we expect the impacts of COVID-19 to have a potentially adverse effect on our business, financial condition and result of operations, including the possible impact on the ability of borrowers to meet their loan payment obligations and a possible decrease in California real estate values, we are not able to predict the extent of the impact. The impacts of COVID-19 may lead to a decrease in the volume of the company’s loan origination activity caused by there being fewer qualified borrowers or fewer loan payoffs upon maturity leading to less available funds to originate new loans. The decrease in the volume of loan originations would decrease the company’s loan brokerage commissions, which is one of the company’s primary sources of revenue. Although the company has applied for a Paycheck Protection Program and Economic Injury Disaster loan, in April 2020, there is no assurance the company will qualify for and receive these funds. Alternatively, management’s plans to alleviate the potential impacts of a decline in loan brokerage commissions include reducing payroll and other costs, reducing or eliminating the waived cost reimbursements from related mortgage funds, deferring payments on the formation loan or selling or refinancing the REO. As a result, management believes the company is able to continue to operate for at least 12 months from April 30, 2020.

See Note 9 for additional disclosures relating to the COVID-19 pandemic.

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

•	Basis of presentation

The accompanying financial statements were prepared in conformity with accounting principles generally accepted in the United States of America.

REDWOOD MORTGAGE CORP.

NOTES TO THE BALANCE SHEET

December 31, 2019

RMC is required by California regulations to utilize trust accounts through which are processed certain cash disbursements and receipts on mortgage loans of the related mortgage funds. As RMC does not have an ownership interest in these clearing accounts, the accompanying financial statements do not include the activities, nor the balance, of these accounts.

The investment in related mortgage funds are accounted for using the equity method. The equity method of accounting applies to RMI VIII as RMC is not the primary beneficiary and applies to RMI IX since under the voting interest model, RMC does not have greater than 50% of the outstanding voting shares and does not have a controlling financial interest in RMI IX.

•	Management estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America (“GAAP”) requires management to make estimates and assumptions about the reported amounts of assets and liabilities, and disclosures of contingent assets and liabilities, at the dates of the financial statements and the reported amounts of revenues and expenses during the reported periods. Such estimates relate principally to the determination of the fair value of loans, primarily loans designated impaired, the fair value of brokerage rights, the fair value of mortgage servicing rights, the fair value of the related real estate collateral and real estate owned, if any, and the value of the right-of-use asset and lease liability. Actual results could differ significantly from these estimates.

•	Fair value estimates

GAAP defines fair value as the exchange price that would be received for an asset or paid to transfer a liability (an exit price) in the principal or most advantageous market for the asset or liability in an orderly transaction between market participants on the measurement date (i.e. the balance sheet date). An orderly transaction is a transaction that assumes exposure to the market for a period prior to the measurement date to allow for marketing activities that are usual and customary for transactions involving such assets and liabilities; it is not a forced transaction. Market participants are buyers and sellers in the principal market that are (i) independent, (ii) knowledgeable, (iii) able to transact and (iv) willing to transact.

Fair values of assets and liabilities are determined based on the fair value hierarchy established in GAAP. The hierarchy is comprised of three levels of inputs to be used.

•

Level 1 inputs are quoted prices (unadjusted) in active markets for identical assets or liabilities that RMC has the ability to access at the measurement date. An active market is a market in which transactions occur with sufficient frequency and volume to provide pricing information on an ongoing basis.

•

Level 2 inputs are inputs other than quoted prices that are observable for the asset or liability, either directly or indirectly in active markets and quoted prices for identical assets or liabilities that are not active, and inputs other than quoted prices that are observable or inputs derived from or corroborated by market data.

•

Level 3 inputs are unobservable inputs for the asset or liability. Unobservable inputs reflect RMC’s own assumptions about the assumptions market participants would use in pricing the asset or liability (including assumptions about risk). Unobservable inputs are developed based on the best information available in the circumstances and may include RMC’s own data.

RMC has no assets or liabilities recorded at fair value on a recurring basis other than the mortgage servicing rights which are recorded at fair value using Level 3 inputs. See Note 3 for a summary of significant assumptions used to estimate fair value and the components for the changes in fair value during 2019.

•	Cash and cash equivalents

RMC considers all highly liquid financial instruments with maturities of three months or less at the time of purchase to be cash equivalents. At December 31, 2019, and regularly throughout the year, RMC cash balances in banks exceed federally insured limits of $250,000. The bank or banks in which funds are deposited are reviewed periodically for their general credit-worthiness/investment grade credit rating.

REDWOOD MORTGAGE CORP.

NOTES TO THE BALANCE SHEET

December 31, 2019

•	Mortgage Servicing Rights

RMC records the mortgage servicing rights (or MSRs), representing the right to service loans for its related funds at the contractual fee in the applicable partnership or operating agreement. The fair value of the MSR is recorded initially based on an analysis of discounted cash flows that incorporates assumptions that market participants use to estimate fair value including (1) market servicing costs, (2) projected prepayment rates for loans, (3) default rates, (4) discount rates, and (5) contractual servicing fee income.

The estimate of the prepayment rate is the most significant estimate involved in the measurement process, particularly as a majority of the loans held by the related mortgage funds do not provide for prepayment penalties, and is based on management’s expectations of future prepayment rates—reflecting the historical prepayment rate of RMC originated loans. Actual prepayment rates differ from management’s projections based on a variety of economic factors, including prevailing interest rates, real estate market conditions, and the availability of alternative financing sources to borrowers.

•	Brokerage rights, mortgage loans, net and formation loans

RMC, as a result of provisions in the agreements with the related mortgage funds, has exclusive rights:

•	to act as the loan broker in arranging mortgage loans,

•	to act as servicing agent for all mortgages owned by the related mortgage funds and,

•	to be compensated by the related mortgage funds for a) loan brokerage commissions and b) mortgage service fees.

Loan brokerage commissions are paid to RMC by the borrowers when a loan is funded. The right to earn loan brokerage commissions is recorded as an asset and is referred to as brokerage rights, mortgage loans.

The initial carrying values of these brokerage rights are the total of the amounts RMC pays for commissions and fees to broker-dealers on sales of limited partner or member interests in the related mortgage funds, plus unreimbursed organization and offering expenses (O & O expenses), if any, from any offering of units of limited partners or member interests. RMC funded or advanced certain O & O expenses on behalf of RMI IX, as was done for other related mortgage funds. RMI IX was obligated to reimburse RMC for O & O expenses up to an amount equal to 4.5% of gross offering proceeds from sales of member units. RMI IX allocates O&O expenses to specific members over a period of 40 quarters. RMC is obligated to repay RMI IX for unallocated O&O expenses attributed to units redeemed prior to the 40 quarterly allocations.

RMC estimates the expected remaining economic life of the limited partners’ capital and members’ capital annually to determine the amortization period and the method of amortization of its brokerage rights, mortgage loans. At December 31, 2019 the remaining expected economic life (or term of the related mortgage fund, whichever is shorter) of RMI VIII and RMI IX used for amortization of the brokerage rights, mortgage loans were 4 and 8 years, respectively. The brokerage rights, mortgage loans associated with RMI VIII are amortized on an accelerated method over the period loan brokerage commissions are expected to be earned by RMC. The brokerage rights, mortgage loans associated with RMI IX are amortized using the straight-line method to reflect the estimated periods during which loan brokerage commissions will be earned.

RMC finances the payments of the commissions to broker-dealers during the offering period with advances from the particular related mortgage fund. Collectively these advances are the formation loans. The formation loans are non-interest bearing and are repaid as provided for by the entities’ operating agreements, principally from the loan brokerage commissions earned by RMC. Accordingly, the repayment terms of the formation loans may be modified as proposed by the general partners or managing members, as circumstances may warrant. Interest has been imputed on the formation loans at the market rate of interest in effect in the years of the offerings.

If the general partners/managing members are removed and RMC is no longer receiving payments for services rendered, the related formation loan is forgiven, and would be an offset to any impairment otherwise resulting to the carrying value of the brokerage rights, mortgage loans.

REDWOOD MORTGAGE CORP.

NOTES TO THE BALANCE SHEET

December 31, 2019

At least annually, RMC reviews the estimated amounts of future loan originations and the balances of loans being serviced to determine that the sum of the undiscounted net cash flows therefrom exceeds the carrying value of the brokerage-related rights.

•	Office facilities, lease asset and lease liabilities

RMC recognizes a right-of-use (ROU) asset and liability related to the company’s office space lease, which is classified as an operating lease under the lease accounting guidelines (ASC 842). The ROU asset represents RMC’s right to occupy the leased property for the term of the lease (October 2017-November 2023). The ROU asset was calculated using the present value of the initial lease liability and is amortized over the term of the lease. As RMC is a nonpublic business entity, RMC has made the accounting policy election to use the risk-free rate for the measurement of its ROU asset and lease liability. The discount rate used to calculate the value of the ROU asset and lease liability is 2% based on the treasury rate at lease inception. The company reviews the lease asset for impairment whenever events or changes in circumstances indicate that the carrying value of the lease asset may not be recoverable. The company has elected the practical expedient not to separate its lease and non-lease components and has also elected the practical expedient related to short-term leases.

•	Office equipment, net

Fixed assets are stated at cost. Depreciation and amortization are computed on a straight-line basis over estimated useful lives ranging from three to seven years.

•	Real estate owned (REO), net

REO includes real estate acquired through foreclosure and is being operated as a rental property. REO is recorded at acquisition at the property’s estimated fair value, less costs to sell. After acquisition, costs incurred relating to the development and improvement of the property are capitalized, whereas costs relating to operating or holding the property are expensed. Subsequent to acquisition, management periodically compares the carrying value of real estate to expected undiscounted future cash flows for the purpose of assessing the recoverability of the recorded amounts. If the carrying value exceeds future undiscounted cash flows, the assets are reduced to estimated fair value.

Depreciation on REO that is operated as a rental property is computed on a straight-line basis over the estimated useful life of 39 years.

•	Income taxes

Income taxes are provided for those taxes currently payable and those deferred. A provision (benefit) for income taxes is provided for deferred taxes resulting from differences in the timing of reporting revenue and expense items for financial versus tax purposes.

RMC evaluated its current tax positions as of December 31, 2019, and has concluded that it does not have any significant uncertain tax positions for which a reserve would be necessary.

REDWOOD MORTGAGE CORP.

NOTES TO THE BALANCE SHEET

December 31, 2019

NOTE 3 – GENERAL PARTNER, MANAGING MEMBER AND RELATED PARTIES

RMC’s primary sources of revenue are from:

•	brokerage commissions on loan originations,

•	mortgage servicing fees,

•	asset management fees,

•	reimbursement of qualifying expenses, and

•	general partner/managing member interests in profits and losses, each of which is described in the partnership and operating agreements for the related mortgage funds.

RMC, as general partner of RMI VIII, is entitled to two-thirds of one percent of the profits and losses. Burwell is also a general partner in RMI VIII and is entitled to one-third of one percent of the profits and losses. Beginning with calendar year 2010, and continuing through 2019, RMC assigned to Burwell, its two-thirds of one percent of the profits and losses in RMI VIII, in exchange for Burwell assuming the general partners’ equity deficit in RMI VIII. The agreement expired January 1, 2020 and was not extended. The general partners’ deficit in RMI VIII as of December 31, 2019 was approximately $690,000.

RMC as the managing member of RMI IX, is entitled to one percent of the profits.

•	Financial Support from RMC to RMI IX

Since the commencement of RMI IX’s operations in 2009, RMC, at its sole discretion, provided significant financial support to RMI IX which increased the net income, cash available for distribution, and the net-distribution rate, by:

•	charging less than the maximum allowable fees;

•	waiving reimbursement of qualifying costs attributable to the RMI IX; and/or,

•	absorbing some, and in certain periods, all of RMI IX’s direct expenses, such as professional fees.

Such fee and cost-reimbursement waivers and the absorption of RMI IX’s direct expenses by RMC were not made for the purpose of providing RMI IX sufficient funds to satisfy any required minimum level of distributions, as there was no required minimum level of distributions, or to meet withdrawal requests. Decisions to waive fees or cost-reimbursements and/or to absorb direct expenses, such as professional fees, and the amount (if any) to be waived or absorbed, was made by RMC in its sole discretion.

In April 2018, RMI IX began paying its direct expenses for professional-service fees (legal and audit/tax compliance) and other operating expenses (postage, printing etc.).

In June 2019, RMC began collecting from RMI IX the asset management fee of three quarters of one percent annually (0.75%), and plans to commence collection of cost reimbursements from RMC in the second half of 2020.

•	Information Technology

In 2019, RMC arranged for the related mortgage funds to be invoiced separately and directly from an independent service bureau for the costs of information technology relating to the recordkeeping and reporting for the accounts of individual investors and their corresponding member accounts. In 2018 and prior years these costs were invoiced to RMC and then allocated to RMI IX and RMI VIII based on their relative capital balances through the cost-reimbursement (of which RMI IX’s portion was waived).

REDWOOD MORTGAGE CORP.

NOTES TO THE BALANCE SHEET

December 31, 2019

•	Loan brokerage commissions

RMC earns loan brokerage commissions in connection with the review, selection, evaluation, negotiation and extension of mortgage loans almost exclusively for the related mortgage funds. The loan brokerage commission collected by RMC is expected to range from approximately 1.5% to 5% of the principal amount of each loan made during the year. Total loan brokerage commissions are limited to an amount not to exceed 4% of the total related mortgage fund’s assets per year. The loan brokerage commissions are paid by the borrowers, and thus, are not an expense of the related mortgage funds.

•	Mortgage servicing fees

RMC earns mortgage servicing fees of up to one-quarter of one percent (0.25%) annually from RMI IX of the unpaid principal of the loan portfolio or such lesser amount as is reasonable and customarily charged in the industry where the property securing the mortgage is located. RMC is entitled to receive these fees regardless of whether specific mortgage payments are collected. The mortgage servicing fees are paid to RMC monthly unless the loan has been assigned a specific loss reserve, at which point remittance is deferred until the specific loss reserve is no longer required, or the underlying property has been foreclosed by RMI IX.

RMC earns mortgage servicing fees of up to one and one-half percent (1.5%) annually of the unpaid principal of the loan portfolio from RMI VIII.

•	Asset management fees

RMC, as the managing member, earns a monthly asset management fee from RMI IX in an amount up to three-quarters of one percent (0.75%) annually of the portion of capital originally committed to investment in mortgages, not including leverage, and including up to two percent (2%) of working capital reserves. In June 2019, RMI IX began paying RMC asset management fees. For periods prior to June 2019, RMC, in its sole discretion, waived collection of all asset management fees.

RMC, as a general partner, earns monthly asset management fees up to 1/32 of 1% (3/8 of 1% annually) of the “net asset value” of RMI VIII.

•	Loan administrative fees

RMC is entitled to receive a loan administrative fee in an amount up to one percent (1%) of the principal amount of each new loan originated or acquired by RMC on RMI IX’s behalf for services rendered in connection with the selection and underwriting of potential loans. Such fees are payable by RMI IX to RMC upon the closing or acquisition of each loan. During 2019, all loan administrative fees chargeable by RMC to RMI IX were waived by RMC.

•	Mortgage servicing rights (MSR)

The changes in the fair value of the MSR recorded for the year ended December 31, 2019 are summarized in the following table.

	RMI VIII	RMI IX	Total
January 1, 2019	$960,000	$132,000	$1,092,000
Loans funded	656,000	120,000	776,000
Loan payments/payoffs	(691,000)	(95,000)	(786,000)
Loans sold to unaffiliated third parties	(76,000)	(10,000)	(86,000)
Other	335,000	6,000	341,000

Changes, net	224,000	21,000	245,000

December 31, 2019	$1,184,000	$153,000	$1,337,000

REDWOOD MORTGAGE CORP.

NOTES TO THE BALANCE SHEET

December 31, 2019

RMC estimates the fair value of mortgage servicing rights by using a discounted cash flow model to calculate the present value of estimated future net servicing income. The expected future cash flows of the loans were projected using contractual terms with appropriate adjustments for expected prepayments and loan extensions based on historical performance. The significant unobservable inputs used in the fair value measurements as of December 31, 2019 include a credit default rate of 1% and a discount rate of 9%. Servicing fees are based on contractual rates and servicing costs are based on market rates for similar loans.

- Reimbursement of expenses

Under agreement with the related mortgage funds, RMC may request reimbursement for certain operating expenses incurred on behalf of the funds. During 2019, all cost reimbursements chargeable by RMC to RMI IX were waived by RMC.

- Advance (pre-operating) for related mortgage fund, in formation

The advances are the organization and offering expenses (O&O expenses) reimbursable at 2% of gross proceeds from unit sales of membership interest of RMI X.

- Investments in the related mortgage funds

RMC’s investment in the related mortgage funds as of December 31, 2019 is presented in the following table.

	Total Investment	Net Assets	Percent of Net Assets
RMI VIII	$123,718	$93,789,000	0.13%
RMI IX	133,268	75,681,000	0.18%

Total	$256,986	$169,470,000

- Profit sharing plan

RMC has a defined contribution profit-sharing plan available to all employees upon meeting eligibility requirements. RMC may make discretionary contributions to the plan on an annual basis.

- Incentive plan

RMC has an annual incentive plan for its president based upon the loan brokerage commissions and extension fees, and shall not be less than fifty percent (50%) of the president’s annual salary. The 50% minimum notwithstanding, the payment to be paid shall not exceed RMC’s federal taxable income, after consideration of allowable net operating loss carry forwards for any given year. There was no amount payable under the incentive plan as of December 31, 2019.

- Receivable, from related party and related mortgage fund

The receivable from a related party and related mortgage fund consisted of $100,000 due from RMI VIII and $16,580 due from a company director. The $16,580 receivable from a company director was originated on December 31, 2019, and was repaid on January 9, 2020. The $100,000 receivable from RMI VIII was relating to cost reimbursements related to a loan loss recovery received by RMI VIII in September 2019, and was repaid in April 2020.

- Notes receivable from related parties

As of December 31, 2019, RMC had notes receivable from two related parties.

In August 2019, three prior notes receivable, with a combined balance of $285,000, from the company’s president were consolidated and rewritten into two notes dated August 31, 2019 totaling $360,000, including an additional advance of $75,000. The notes have principal of $125,000 and $235,000 and maturity dates of August 2025 and 2028, respectively. Both notes provide for quarterly interest-only payments at an annual interest rate of 1.87%.

REDWOOD MORTGAGE CORP.

NOTES TO THE BALANCE SHEET

December 31, 2019

In January 2019, the note receivable with principal of $66,795 due from a company director was amended and restated. At December 31, 2019 the principal was $51,972. The note has an annual interest rate of 2.63%, and a maturity date of December 31, 2024. The restated note provides for annual interest payments beginning in December 2019 and annual principal payments of $22,265 beginning December 2022.

Principal payments on notes receivable from related parties at December 31, 2019 are due as follows:

Year	Amount
2020	$—
2021	—
2022	7,442
2023	22,265
2024	22,265
Thereafter	360,000

Total principal due	411,972
Accrued interest due	9

Total balance due	$411,981

NOTE 4—BROKERAGE RIGHTS, MORTGAGE LOANS, NET

Brokerage rights, mortgages for the year ended December 31, 2019 are summarized in the following table.

	RMI VIII	RMI IX	Total
Balance, January 1, 2019	$1,287,000	$5,922,703	$7,209,703
Additions	—	344,219	344,219
Early withdrawal penalties	—	19,415	19,415
O&O collected	—	(185,329)	(185,329)
Amortization	(407,997)	(671,002)	(1,078,999)
O&O repaid to RMI IX (1)	—	40,460	40,460

Balance, December 31, 2019	$879,003	$5,470,466	$6,349,469

(1)

RMC is obligated to repay RMI IX for any unallocated O&O expenses attributed to units redeemed. RMC estimated its future obligations to repay unallocated O&O expenses on scheduled redemptions at December 31, 2019, to be $10,761, which is included in the figures above and on the balance sheet as accrued repayment to a related mortgage fund.

Future estimated amortization expense on brokerage rights, mortgages as of December 31, 2019 is presented in the following table.

Year	RMI VIII	RMI IX	Total
2020	$279,000	$682,000	$961,000
2021	204,000	684,000	888,000
2022	198,000	684,000	882,000
2023	198,003	684,000	882,003
2024	—	684,000	684,000
Thereafter	—	2,052,466	2,052,466

	$879,003	$5,470,466	$6,349,469

REDWOOD MORTGAGE CORP.

NOTES TO THE BALANCE SHEET

December 31, 2019

NOTE 5 – FORMATION LOANS, NET

The formation loans are non-interest bearing, and interest is imputed at the market rate of interest in effect during the offerings. The effective interest rates ranged from 3.25% to 7.75%.

Formation loan balances and transactions for the year ended December 31, 2019 are summarized in the following table.

	RMI VIII	RMI IX	Total
Balance, January 1, 2019	$4,942,434	$4,179,343	$9,121,777
Payments	(238,697)	(355,301)	(593,998)
Early withdrawal penalties applied	(411,303)	(62,633)	(473,936)
Additions	—	186,655	186,655

Balance, December 31, 2019	$4,292,434	$3,948,064	$8,240,498

Less discount	(1,016,613)	(574,300)	(1,590,913)

Total loans (formation) from related mortgage funds	$3,275,821	$3,373,764	$6,649,585

Scheduled payments on the formation loans at December 31, 2019 are scheduled as presented in the following table.

Year	RMI VIII	RMI IX	Total
2020	$650,000	$493,508	$1,143,508
2021	650,000	493,508	1,143,508
2022	650,000	493,508	1,143,508
2023	650,000	493,508	1,143,508
2024	650,000	493,508	1,143,508
Thereafter	1,042,434	1,480,524	2,522,958

Total borrowings	4,292,434	3,948,064	8,240,498
Less discount	(1,016,613)	(574,300)	(1,590,913)

Total loans (formation) from related mortgage funds, net	$3,275,821	$3,373,764	$6,649,585

NOTE 6 – REAL ESTATE OWNED (REO) AND MORTGAGE NOTE PAYABLE

RMC owns a single-family residence located in San Mateo County. The residence is used as a short-term rental property. The cost of REO at December 31, 2019 was $1,169,806, and accumulated depreciation was $202,393.

At December 31, 2019, RMC had one mortgage note payable, with its REO property pledged as collateral. The note was modified in December 2019, with an additional principal advance of $300,000, a 0.25% increase in interest rate, and a 12-month extension on the maturity date. At December 31, 2019, the principal balance was $1,550,000. The note provides for monthly interest-only payments at an annual rate of 6.75% and matures in July 2022.

REDWOOD MORTGAGE CORP.

NOTES TO THE BALANCE SHEET

December 31, 2019

NOTE 7 – OFFICE EQUIPMENT, NET AND OFFICE FACILITIES LEASE ASSET AND LIABILITY, AND COMPUTER PROCESSING SERVICES

Fixed assets at December 31, 2019 are summarized in the following table.

2019
Office equipment	$129,620
Computer equipment	198,378
Computer software	69,610
Leasehold improvements	100,686

Total office equipment	498,294
Accumulated depreciation and amortization	(435,883)

Fixed assets, net	$62,411

Beginning October 2017, RMC leased its office for 74 months. As of December 31, 2019, there are 3.9 years remaining on the lease term. The annual lease payment was approximately $312,000 in the first year, and increases approximately 3% in each subsequent year.

This lease is classified as an operating lease under the lease accounting guidelines (ASC 842). RMC recorded a noncash right-of-use (ROU) asset and liability of $1,901,817 at the inception of the lease. At December 31, 2019, the ROU asset included on the balance sheet was, $1,238,476 with a corresponding lease liability of $1,313,763. As RMC is a nonpublic business entity, RMC has made the accounting policy election to use the risk-free rate for the measurement of its ROU asset and lease liability. The discount rate used to calculate the value of the ROU asset and lease liability is 2% based on the treasury rate at lease inception.

Maturities of the operating lease liability for office space as of December 31, 2019 are presented in the following table.

Year	Lease Liability
2020	$333,105
2021	342,963
2022	353,117
2023	332,609

Total lease payments	1,361,794
Less discount	(48,031)

Total lease liability	$1,313,763

RMC contracted with an independent service bureau for computer processing services for the related mortgage funds related to the recordkeeping and reporting for the accounts of individual investors at approximately $20,000 per month. The contract had a five-year term, which expired in 2019, and is being renegotiated.

NOTE 8 – INCOME TAXES

Significant components of the net deferred tax liability at December 31, 2019 are summarized in the following table.

2019
Fixed assets	$(840)
Brokerage-related rights, mortgages, net	(1,776,810)
Net operating loss carry forwards	1,295,280
Other	72,676

Net deferred tax liability	$(409,694)

REDWOOD MORTGAGE CORP.

NOTES TO THE BALANCE SHEET

December 31, 2019

ASC 740, Income Taxes, provides for the recognition of deferred tax assets if realization of such assets is more likely than not. In assessing the need for a valuation allowance in 2019 the company considered all available evidence both positive and negative, including historical levels of income, legislative developments, expectations and risks associated with estimates of future taxable income, and prudent and feasible tax planning strategies.

As a result of this analysis for the year ended December 31, 2019, the company has determined that it is more likely than not that it will realize the benefits of its deferred tax assets in the U.S. due to significant deferred tax liabilities expected to reverse and therefore has not recorded a valuation allowance to reduce the carrying value of these deferred tax assets to zero.

At December 31, 2019, RMC has available net operating loss (“NOL”) carryforwards of $4,932,144 and $3,716,273 to offset future federal and California taxable income, respectively. The federal NOL will begin to expire in 2030, and the state NOL carryforwards began to expire in 2033.

Utilization of net operating loss carryforwards may be subject to substantial annual limitation due to the ownership change limitations provided by the Internal Revenue Code of 1986, as amended and similar state provisions. The annual limitation may result in the expiration of net operating losses and carryforwards before utilization.

NOTE 9 – SUBSEQUENT EVENTS

Management has evaluated subsequent events through April 30, 2020, the date the financial statements were available to be issued, and determined that there are no events that have occurred that require adjustments to the disclosures in the financial statements other than discussed below.

•	COVID-19

In March 2020, the World Health Organization declared the coronavirus outbreak (COVID-19) a pandemic. Since that time, the coronavirus has spread throughout the United States, including in California in which the company and its lending operations are located. California has instituted emergency restrictions that have substantially limited the operation of non-essential businesses and the activities of individuals. These restrictions have resulted in a significant number of layoffs and furloughs nationwide and in the regions and communities of California in which the company lends which could result in significant adverse effects on the ability of borrowers to make principal and interest payments, cause a decrease in the volume of loan originations due to there being fewer qualified borrowers and a decrease in the values of California real estate which serves as collateral for the loans.

The ultimate effect of COVID-19 on the California real estate markets and broader economy is not known nor is the ultimate length of the restrictions described and any accompanying effects. Moreover, the Federal Reserve has taken action to lower the Federal Funds rate, which may affect negatively interest income of the related mortgage funds, and their net income which in turn would affect negatively the net income and financial condition of the company. Further, the impacts of COVID-19 may also lead to a decrease in the volume of loan originations caused by there being fewer qualified borrowers or fewer loan payoffs upon maturity leading to less available funds to originate new loans. The decrease in the volume of the company’s loan origination activity would decrease the company’s loan brokerage commissions, which is one of the company’s primary sources of revenue, and further could result in possible impairments of brokerage rights, REO and lease assets and a decrease in the fair value of the mortgage servicing rights. If the factors persist, it could also lead to delays or an inability to pay down the formation loan from related mortgage funds. Although the company cannot estimate the duration or severity of the impact of the COVID-19 outbreak at this time, if the pandemic continues, it may have a material adverse effect on the company’s results of future operations, financial position and liquidity in 2020.

On March 27, 2020, the “Coronavirus Aid, Relief, and Economic Security (CARES) Act” was signed into law. The CARES Act, among other things, includes provisions relating to refundable payroll tax credits, deferment of employer side social security payments, net operating loss carryback periods, alternative minimum tax credit refunds, modifications to the net interest deduction limitations, increased limitations on qualified charitable contributions, and technical corrections to tax depreciation methods for qualified improvement property. It also appropriated funds for the SBA Paycheck Protection Program (PPP) loans that are forgivable in certain situations to promote continued employment, as well as Economic Injury Disaster Loans to provide liquidity to small businesses harmed by COVID-19.

REDWOOD MORTGAGE CORP.

NOTES TO THE BALANCE SHEET

December 31, 2019

Although the company has applied for a Paycheck Protection Program and Economic Injury Disaster loan, in April 2020, there is no assurance the company will qualify for and receive these funds. The application for these funds requires the company to, in good faith, certify that the current economic uncertainty made the loan request necessary to support the ongoing operations of the company. This certification further requires the company to take into account its current business activity and its ability to access other sources of liquidity sufficient to support ongoing operations in a manner that is not significantly detrimental to the business. The receipt of these funds, and the forgiveness of all or part of the loan attendant to these funds, is dependent on the company having initially qualified for the loan and qualifying for the forgiveness of such loan based on our future adherence to the forgiveness criteria.

The company continues to examine the impact that the CARES Act may have on its business. At the time of issuance of these financial statements, the company is unable to determine the impact that the CARES Act will have on its financial condition, results of operation, or liquidity.